Exhibit 10.1

Corporate Guaranty

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to Cynergy Data, LLC (“Cynergy”) to release certain ISO reserves held under that certain Executive Partner Card Processing Agreement, between Cynergy and Unified Payments, LLC (“ISO”), dated December 21, 2012, as amended (hereinafter, the “Agreement”), the undersigned, Net Element, Inc. (the "Guarantor"), unconditionally guarantees to Cynergy the full and prompt payment of each and every present and future liability, debt and obligation of ISO under the Agreement (“Agreement”), or any other agreement between ISO and Cynergy, as at any time amended, supplemented, renewed or modified (the “Guaranteed Obligations”).

The Guarantor hereby waives: notice of acceptance of this Guaranty; notice of the creation of any Guaranteed Obligation to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by Cynergy; notice of any adverse change in Client’s financial condition or of any other fact which might increase Guarantor’s risk; any and all rights Guarantor has or may have under O.C.G.A. § 10-7-24, et. seq.; and any right Guarantor may have, by statute or otherwise, to require Cynergy to institute suit against Client after notice or demand from Guarantor or to seek recourse first against Client or otherwise, or to realize upon any security for the Guaranteed Obligations, as a condition to enforcing Guarantor’s liability and obligations hereunder.

Cynergy may at any time and from time to time, upon written notice to the Guarantor, , without impairing or releasing the obligations of Guarantor hereunder: (i) change the manner, place or terms of the payment of, and/or change or extend the time of payment of, the Guaranteed Obligations or any interest payable thereon, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed or extended; (ii) exercise or refrain from exercising any rights against Client or others or otherwise act or refrain from acting; (iii) consent to or waive any breach of, or any act, omission or default under, the Agreement, or otherwise amend, modify, renew or supplement the Agreement; and (iv) release, impair or waive the benefits of any security for any of the Guaranteed Obligations or any other party liable thereon.

The obligations of Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation: (i) any action or inaction by Cynergy as contemplated in the preceding paragraph; or (ii) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations. This Guaranty is a primary obligation of the Guarantor. Cynergy shall not have any obligation whatsoever to seek payment from Client under this Guaranty. This Guaranty shall be in addition to any other present or future guaranty or other security for the payment, performance and satisfaction of the Guaranteed Obligations, shall not be prejudiced or unenforceable by the invalidity of any such other guaranty or security, and is not conditioned upon or subject to the execution by any other Person or this Guaranty or any other guaranty or suretyship agreement.

If Client should fail to pay any of the Guaranteed Obligations on the due date thereof (whether due on demand, at stated maturity, upon acceleration or otherwise) or any other Event of Default (as such term is defined in the Agreement or any applicable agreement) shall occur or exist, or if Client should dissolve or become insolvent, or if Guarantor should die, or if a petition for an order for relief with respect to Client should be filed by or against Client under any chapter of the Bankruptcy Code (as such term is defined in the Agreement), or if a receiver, trustee or conservator should be appointed for Client or Guarantor or any of Client’s or Guarantor’s property, or if Client should default in the observance or performance of any covenant or agreement with Cynergy and such default shall not be cured within the cure period set forth in such agreement as mutually agreed upon in writing by Client and Cynergy, then, in any such event, and whether or not the Guaranteed Obligations are then due and payable or the maturity thereof has been accelerated or demand for payment from or performance by Client has been made, Cynergy may upon 7 days written notice to Guarantor make any or all of the Guaranteed Obligations immediately due and payable hereunder as to Guarantor, and Cynergy shall be entitled to enforce the Guaranteed Obligations of Guarantor hereunder. Nothing herein shall be construed to authorize Cynergy to charge or to collect from Guarantor interest that has not yet accrued, is unearned or subject to rebate or is otherwise not entitled to be collected by Cynergy under applicable law.

Guarantor consents and agrees that, upon written notice to or by Guarantor and without affecting or impairing the liability or obligations of Guarantor hereunder, Cynergy may: compromise or settle, extend the period of duration or the time for the payment or discharge or performance of any of the Guaranteed Obligations; refuse to enforce or release all or any parties to any or all of the Guaranteed Obligations; increase, decrease or otherwise alter the rate of interest payable with respect to the principal amount owing under the Agreement or any applicable agreement or grant other indulgences to Client in respect thereof; amend or modify in any manner, or terminate or release, any documents or agreements evidencing, securing or otherwise relating to the Guarantee Obligations (other than this Guaranty); release, surrender, exchange, modify or impair any and all collateral, deposits or other property at any time securing any of the Guaranteed Obligations or on which Cynergy at any time may have a lien; extend the time of payment of any collateral consisting of accounts, notes, chattel paper or other rights to the payment of money; refuse to enforce its rights, or make any compromise or settlement or agreement therefor, in respect of any and all of such collateral, deposits and property, or with any party to the Indebtedness, or with any other Person (as such term is defined in the Agreement or any applicable agreement) whatsoever; release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations, whether parties to this instrument or not; or exchange, enforce, waive or release any security for any guaranty of the Guaranteed Obligations.

Guarantor consents and agrees, that Cynergy shall be under no obligation to marshall any assets in favor of Guarantor or in payment of any or all of the Guaranteed Obligations. Guarantor further agrees that, if and to the extent Cynergy receive any payment on account of any of the Guaranteed Obligations (whether from Client, Guarantor or a third party obligor or from the sale or other disposition of any collateral) and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then the part of the Guaranteed Obligations intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made. The foregoing provisions of this paragraph shall survive the termination or revocation of this Guaranty.

This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance thereon. No failure or delay on the part of Cynergy in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor, Cynergy or Client shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which Cynergy would otherwise have: No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in a similar or other circumstances or constitute a waiver of the rights of Cynergy to any other or further action in any circumstances without notice or demand

This Guaranty may not be terminated by Guarantor and shall terminate upon the full payment and satisfaction of all of the Guaranteed Obligations.

This Guaranty shall be binding upon the Guarantor and its successors and assigns and inure to the benefit of Cynergy and its successors and assigns.

This Guaranty constitutes the entire agreement between the parties hereto with respect to the matters specifically addressed herein and supersedes any prior guaranty between the parties regarding such matters. This Guaranty shall not be modified or altered except by a written instrument executed by Guarantor and Cynergy.

This Guaranty shall be governed by the laws of the state of Georgia (exclusive of the choice of law rules thereof). Guarantor hereby consents to the jurisdiction of the state and federal courts in the state of Georgia in any dispute arising from or in connection with this Guaranty. Guarantor further agrees that service of process may be made, in addition to any other method permitted by law, by certified mail, return receipt requested.

THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF GUARANTOR, CLIENT OR CYNERGY. THIS PROVISION IS A MATERIAL INDUCEMENT TO CYNERGY TO ENTER IN THE AGREEMENT.

In the event that Guarantor shall have any right under applicable law to terminate or revoke this Guaranty, which right cannot be waived by Guarantor, Guarantor agrees that such termination or revocation shall not be effective until a written notice of such termination or revocation, specifically referring to this Guaranty and signed by Guarantor, is actually received by an officer of Cynergy who is familiar with Client’s account with Cynergy and this Guaranty; but any such termination or revocation shall not affect the right and power of Cynergy to enforce rights arising, incurred or contracted for prior to Cynergy’ receipt of such written notice of termination or revocation.

UNTIL EACH OF THE GUARANTEED OBLIGATIONS HAS BEEN SATISFIED IN FULL, GUARANTOR SHALL HAVE NO CLAIM, RIGHT OR REMEDY (WHETHER OR NOT ARISING IN EQUITY, BY CONTRACT OR APPLICABLE LAW) AGAINST CLIENT OR ANY OTHER PERSON BY REASON OF GUARANTOR’S PAYMENT OR OTHER PERFORMANCE HEREUNDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GUARANTOR HEREBY WAIVES AND RENOUNCES ANY AND ALL LEGAL OR EQUITABLE RIGHTS OR CLAIMS THAT GUARANTOR MAY HAVE TO REIMBURSEMENT, SUBROGATION, INDEMNITY AND EXONERATION AND AGREES THAT GUARANTOR SHALL HAVE NO RECOURSE TO ANY ASSETS OR PROPERTY OF CLIENT (INCLUDING ANY ASSETS SECURING ANY OF THE GUARANTEED OBLIGATIONS) AND NO RIGHT OF RECOURSE AGAINST OR CONTRIBUTION FROM ANY OTHER PERSON IN ANY WAY DIRECTLY OR CONTINGENTLY LIABLE FOR ANY OF THE INDEBTEDNESS, WHETHER ANY OF SUCH RIGHTS ARISE UNDER CONTRACT, IN EQUITY OR UNDER APPLICABLE LAW.

If any provision of this Guaranty shall be held to be invalid or unenforceable in whole or in part, then the invalidity or unenforceability of such provision shall not by held to invalidate any other provision contained herein and all such other provisions shall remain in full force and effect.

Guarantor agrees to pay all expenses incurred by Cynergy in connection with enforcement of Cynergy’ rights under this Guaranty, including, but not limited to, court costs, collection charges and reasonable attorneys’ fees and disbursements.

Date: March 23, 2017

Witness: __________________________	Guarantor: NET ELEMENT, INC.

Print Name: ________________________
/s/ Oleg Firer
Address: __________________________	By: Oleg Firer
__________________________________	Title: CEO